Exhibit 21

Subsidiaries of the Registrant: Consolidated-Tomoka Land Co.

as of December 31, 2018:

		Percentage of
	Organized	Voting Securities
	Under	Owned by Immediate
	Laws of	Parent
Indigo Group Inc.	Florida	100.0
Indigo Group Ltd. (Limited Partnership)	Florida	93.475	(1)
Indigo Development LLC	Florida	100.0	(3)
Palms Del Mar Inc.	Florida	100.0
Indigo International LLC	Florida	100.0	(3)
Tomoka Ag Inc.	Florida	0.0	(2)
Indigo Grand Champion Five LLC	Florida	100.0	(4)
Indigo Grand Champion Six LLC	Florida	100.0	(4)
Indigo Grand Champion Ten LLC	Florida	100.0	(4)
Indigo Henry LLC	Florida	100.0	(3)
Indigo Mallard Creek LLC	Florida	100.0	(5)
Bluebird Arrowhead Phoenix LLC	Delaware	100.0	(6)
Bluebird Germantown MD LLC	Delaware	100.0	(6)
Bluebird Metrowest Orlando LLC	Delaware	100.0	(3)
Bluebird Renton WA LLC	Delaware	100.0	(6)
CTLC Golden Arrow Katy LLC	Delaware	100.0	(6)
CTO16 Atlantic LLC	Delaware	100.0	(3)
CTO16 Austin LLC	Delaware	100.0	(3)
CTO16 Charlottesville LLC	Delaware	100.0	(3)
CTO16 Dallas LLC	Delaware	100.0	(3)
CTO16 Huntersville LLC	Delaware	100.0	(3)
CTO16 Monterey LLC	Delaware	100.0	(3)
CTO16 Olive TX LLC	Delaware	100.0	(3)
CTO16 OSI LLC	Delaware	100.0	(3)
CTO16 Peterson LLC	Delaware	100.0	(3)
CTO16 Raleigh LLC	Delaware	100.0	(3)
CTO16 Reno LLC	Delaware	100.0	(3)
CTO17 Aruba LLC	Delaware	100.0	(3)
CTO17 Brandon FL LLC	Delaware	100.0	(3)
CTO17 Hillsboro OR LLC	Delaware	100.0	(3)
CTO17 Sarasota LLC	Delaware	100.0	(3)
CTO17 Saugus LLC	Delaware	100.0	(3)
CTO17 Westcliff TX LLC	Delaware	100.0	(3)
CTO18 Albuquerque NM LLC	Delaware	100.0	(3)
CTO18 Arlington TX LLC	Delaware	100.0	(3)
CTO18 Aspen LLC	Delaware	100.0	(3)
CTO18 Jacksonville FL LLC	Delaware	100.0	(3)
DB Beach Land LLC	Delaware	100.0	(3)
DB Mainland LLC	Delaware	100.0	(3)(10)
DB Mainland Two LLC	Delaware	100.0	(7)
Golden Arrow 6 LLC	Delaware	100.0	(3)
Golden Arrow Charlotte NC LLC	Delaware	100.0	(6)
Golden Arrow Clermont FL LLC	Delaware	100.0	(6)
Golden Arrow First St. Sarasota LLC	Delaware	100.0	(3)
Golden Arrow WPP LLC	Delaware	100.0	(7)
IGI16 Peterson LLC	Delaware	100.0	(7)
IGI18 Back 40 LLC	Delaware	100.0	(7)
LHC14 Old DeLand LLC	Delaware	100.0	(3)(9)
LHC15 Atlantic DB JV LLC	Delaware	100.0	(3)
LHC15 Glendale AZ LLC	Delaware	100.0	(3)
LHC15 Raleigh NC LLC	Delaware	100.0	(3)
LHC15 Riverside FL LLC	Delaware	100.0	(3)
LHC15 WPP LLC	Delaware	100.0	(7)
Daytona JV LLC	Delaware	100.0	(8)

(1)Consolidated-Tomoka Land Co. is a limited partner of Indigo Group Ltd., and owns 93.475% of the total partnership equity. Palms Del Mar, Inc. is the other limited partner and owns 5.065% of the total partnership equity. Indigo Group Inc. is the managing general partner and owns 1.46% of the partnership equity.

(2)Tomoka Ag Inc. is 100% owned by Indigo Group Inc.

(3)Consolidated-Tomoka Land Co. is the Member.

(4)Palms Del Mar Inc. is the Member.

(5)Indigo Development LLC is the Managing Member.

(6)Golden Arrow 6 LLC is the Managing Member.

(7)Indigo Group Inc. is the Managing Member.

(8)LHC15 Atlantic DB JV LLC is the 50% Managing Member. CTO16 Atlantic LLC is the other 50% Member.

(9)Formerly known as Golden Arrow Plaza Retail LLC

(10)Formerly known as DB LAND LLC, formerly known as CTO17 Atlanta LLC

All subsidiaries are included in the Consolidated Financial Statements of the Company and its subsidiaries appearing elsewhere herein.